Exhibit 99.1

Akers Biosciences and Premas Biotech Announce Progress in its Vaccine Development for Covid-19

●	Successfully obtained clones for all three selected Coronavirus Antigens

Thorofare, New Jersey, April 06, 2020 (GLOBE NEWSWIRE) — Akers Biosciences, Inc. (the “Company”) (NASDAQ: AKER), a developer of rapid health information technologies, today announced that its collaboration with Premas Biotech has successfully completed the milestone of obtaining clones of all three coronavirus antigens, Spike (S), Envelope (E), and Membrane (M) that they have selected for their vaccine candidate.

The clone development process has four primary steps including first, the design and synthesis of the genes; second, the selection of the right host; third, the insertion of the gene into the host; and fourth, the verification that the clone has the right gene, and all characteristics are correct.

Prabuddha Kundu, Co-Founder and Managing Director at Premas Biotech, commented, “We are pleased with the successful completion of this phase in the development of our novel vaccine candidate. We believe that our ability to clone all three of these antigens will differentiate our vaccine candidate from others. Specifically, the surface of a virus is what the immune systems sees, and importantly has a multitude of proteins. We are providing the immune system with three shots on goal, instead of one, by including S, E, and M together. This is increasingly important due to the likelihood of protein mutation. If a protein mutates, a vaccine can be rendered non efficacious, a scenario often faced with seasonal flu variations. By including three at one time, the immune system can still recognize the other two antigens, which we believe will enhance its efficacy and assist us in making this vaccine candidate successful.”

Christopher Schreiber, Executive Chairman of Akers, stated, “We believe that we are one step closer to an effective vaccine candidate for the coronavirus pandemic. We have now completed our first important milestone by generating these clones. We also have initiated the second stage in protein expression, which we hope to provide an update on later this month. We are optimistic about the continued success of our partnership with Premas, one that is already starting to bear fruit.”

About Premas Biotech

Premas Biotech develops novel technologies and partners with global biopharmaceutical companies to build and develop novel biotherapeutic & vaccine candidates. Premas’ key focus areas are infectious diseases, cancer, metabolic disorders and inflammation. Besides D-CryptTM the difficult to express proteins expression platform, Premas’ leading technologies include Axtex-4D™: an ex-vivo tissueoid generation platform and C-Qwence™: a fully human naive India based scFv antibody library. Further information is available on the Company’s website: www.premasbiotech.com

Contact email: contact@premasbiotech.com

About Akers Biosciences Inc.

Akers Biosciences is pursuing the development of a newly acquired license to a coronavirus vaccine candidate. In addition, the company develops, manufactures, and supplies rapid, point of care screening and testing products designed to bring health related information directly to the patient or clinician in a timely and cost-efficient manner. Akers has previously announced that that it had identified the hemp and minor cannabinoid sectors as promising adjacent opportunities that could benefit from Akers’ existing facility and its core competencies.

Forward-Looking Statements

Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include any risks detailed from time to time in Akers’ reports filed with the Securities and Exchange Commission, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Forward-looking statements may be identified by terms such as “may,” “will,” “expects,” “plans,” “intends,” “estimates,” “potential,” or “continue,” or similar terms or the negative of these terms. Although Akers believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. Akers does not have any obligation to update these forward-looking statements other than as required by law.

Additional information on the company and its products can be found at www.akersbio.com.

Contact:

Investor Relations:

Hayden IR
Brett Mass, Managing Partner

Phone: (646) 536-7331

Email: brett@haydenir.com

www.haydenir.com